Exhibit 99.1

Skyline Bankshares, Inc. Announces Semi-Annual Cash Dividend

FOR IMMEDIATE RELEASE

For more information contact:

Blake Edwards, President & CEO – 276-773-2811

Lori Vaught, EVP & CFO – 276-773-2811

FLOYD, VA, and INDEPENDENCE, VA, February 20, 2026 (Globe Newswire) – Skyline Bankshares, Inc. (the “Company”) (OTC QX: SLBK) – the holding company for Skyline National Bank (the “Bank”), announces a semi-annual cash dividend on the Company’s common stock of $0.30 per share, payable March 23, 2026 to shareholders of record on March 13, 2026. The Company’s Board of Directors declared the dividend on February 17, 2026.

Skyline National Bank is the wholly-owned subsidiary of Skyline Bankshares, Inc. and serves southwestern Virginia, northwestern North Carolina, and eastern Tennessee with 28 branches and 2 loan production offices.